Exhibit 10.19

FORM OF

NOTICE OF GRANT OF STOCK OPTION

Pursuant to the terms and conditions of the FMSA Holdings Inc. 2014 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Stock Option Agreement, attached as Appendix B (the “Option Agreement”), you are hereby granted an option (this “Option”) to purchase shares of Stock under the conditions set forth in this Notice of Grant of Stock Option (the “Notice”), in the Option Agreement, and in the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Check one (and only one) of the following:

☐ Incentive Stock Option (This Option is intended to be an Incentive Stock Option (as defined in the Plan).)

☐ Nonstatutory Stock Option (This Option is not intended to be an Incentive Stock Option (as defined in the Plan).)

Optionee:

Date of Grant:	, 20 (“Date of Grant”)

Number of Shares:

Exercise Price:

$         per share

Note: In the case of an Incentive Stock Option, the Option Price must be at least 100% (or, in the case of a 10% shareholder of the Company, 110%) of the Fair Market Value (as defined in the Plan) of a share of Stock on the Date of Grant.

Expiration Date:	, 20

Note: In the case of an Incentive Stock Option, this date cannot be more than ten years (or in the case of a 10% shareholder of the Company, more than five years) from the Date of Grant.

Vesting Schedule:	Subject to the other terms and conditions set forth herein, the Option Agreement and in the Plan, this Option may be exercised in cumulative installments as follows, provided that you remain an employee of, or a service provider to, the Company or its Subsidiaries until the following applicable dates, this Option will become exercisable with respect to: [ ]

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge your receipt of this Option granted on the Date of Grant indicated above, which has been issued to you under the terms and conditions of this Notice, the Plan and the Option Agreement, including the vesting and risk of forfeiture provisions set forth therein.

You understand and acknowledge that if the purchase price of the Stock under this Option is less than the Fair Market Value of such Stock on the date of grant of this Option, then you may incur adverse tax consequences under sections 409A and/or 422 of the Code. You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Notice and receipt, holding and exercise of this Option, (c) in deciding to enter into this Notice you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. Further, you acknowledge and agree that you take sole responsibility in the management of the Option. The Company will not offer tax advice or investment management strategies with respect to exercise of such Options or vesting schedules. Once the Option expires, you forfeit the right to exercise it. The Company is not obliged to notify you when expiration of the Option approaches. You should consult a tax advisor, accountant or financial planner, as the case may be, for specific advice involving the Options granted hereunder. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of this Notice and your receipt, holding and exercise of this Option.

In addition, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.

You further acknowledge receipt of a copy of the Plan and the Option Agreement and agree to all of the terms and conditions of this Notice and of the Plan and the Option Agreement, which are incorporated in this Notice by reference.

Note: To accept the grant of this Option, you must execute this form and return an executed copy to                      (the “Designated Recipient”) by                     . Failure to return the executed copy to the Designated Recipient by such date will render this Option invalid.

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FMSA Holdings Inc.,
a Delaware corporation

By:
Name:
Title:

Accepted by:

[insert name of Grantee]

Date:

[insert name of Designated Recipient]

Date Received:

Attachments:

Appendix A – FMSA Holdings Inc. 2014 Long Term Incentive Plan

Appendix B – Stock Option Agreement

Appendix C – Notice of Stock Option Exercise

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Appendix A

FMSA Holdings Inc.

2014 Long Term Incentive Plan

A-1

Appendix B

Stock Option Agreement

B-1

Appendix C

Notice of Stock Option Exercise

C-1